EXHIBIT 10.1

                         CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement dated August 15, 1997 ("Agreement") is by and between ARXA INTERNATIONAL ENERGY, INC., a Delaware corporation ("ARXA" or "Company") and LANGLEY DOWNEY ENTERTAINMENT ("Consultant").

                             W I T N E S S E T H:

      WHEREAS, ARXA is in the business of, among other things, acquiring properties for the exploration and development of oil and gas, including conventional lease acquisitions, participation in ventures involving other oil and gas companies and investors, and farm-ins from other producers; and

      WHEREAS, ARXA has engaged and desires to continue to engage Consultant as a consultant to provide certain consulting services and other functions relating to the business operations of ARXA; and

      WHEREAS, Consultant has provided and desires to continue to provide certain consulting services to ARXA; and

      WHEREAS, ARXA and Consultant desire to set forth in writing the terms and conditions of their agreement and understanding concerning the above.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

      1. ENGAGEMENT. Subject to the terms and provisions of this Agreement, ARXA hereby engages Consultant, as an independent contractor, to provide consulting services ("Services") as set forth in Section 2 below. Consultant hereby accepts such engagement and shall, during the term of this Agreement, perform the Services as herein provided.

      2. SERVICES. Subject to the terms and conditions of this Agreement, the term "Services" shall mean providing certain consulting services to ARXA as may be mutually agreed upon by the parties. Such services are outlined in SCHEDULE "A" attached hereto. Consultant agrees to provide such Services on a non-exclusive basis and as an independent contractor and not as an employee of ARXA. Nothing in this Agreement shall be construed to prevent Consultant from performing services on behalf of himself or any person or entity.

      3. COMPENSATION. . In consideration for the Services, ARXA shall pay to Consultant a consulting fee consisting of 70,000 shares of ARXA Common Stock, $.001 par value per share. Such shares will be issued pursuant to an effective registration statement on Form S-8.

      4. STATUS REPORTS. For the term of this Agreement, at ARXA's request, not more often than monthly, Consultant shall prepare and submit to ARXA a written status report describing the status of any and all projects for which Consultant has provided Services.
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      5. TERM. The term of this Agreement shall commence on the date hereof and shall continue in full force and effect until August 15, 1998.

      6. AUTHORITY. Consultant understands and agrees that under the terms and provisions of this Agreement, Consultant is not an employee, representative or agent of ARXA or any of its affiliates and therefore has no power or authority whatsoever to act on behalf of, or bind ARXA or any of its affiliates, with respect to any matter or contract. Furthermore, this Agreement does not create and shall not be construed to create any joint venture or partnership relationship between the parties. No officer, employee, agent or independent contractor of either party or their respective affiliates shall be deemed at any time to be an employee, servant, agent or contractor of the other for any purpose whatsoever.

      7. CONFIDENTIALITY. In the course of the performance of Consultant's duties hereunder, Consultant recognizes and acknowledges that Consultant may have access to certain confidential and proprietary information of ARXA and its affiliates. Without the prior written consent of ARXA, Consultant shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Consultant's own behalf or on behalf of any other party. Consultant agrees and affirms that all such information is the sole property of ARXA and that at the termination and/or expiration of this Agreement, at ARXA's written request, Consultant shall promptly return to ARXA any and all such information so requested by ARXA.

            The provisions of this Section 7 shall not, however, prohibit Consultant from disclosing to others or using in any manner information that:

            (a) has been published or has become part of the public domain other than by acts, omissions or fault of Consultant;

            (b) has been furnished or made known to Consultant by third parties (other than those acting directly or indirectly for or on behalf of Consultant) as a matter of legal right without restriction on its use or disclosure;

            (c) was in the possession of Consultant prior to obtaining such information from ARXA in connection with the performance of this Agreement; or

            (d)   is required to be disclosed by law.

      8.    MISCELLANEOUS.

            (a) ASSIGNMENT. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned

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      or transferred by Consultant, nor shall any interest herein be assigned, transferred, pledged or hypothecated by Consultant without the prior written consent of ARXA.

            (b) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

            (c) ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                   ARXA INTERNATIONAL ENERGY, INC.

                                   By________________________________________
                                      WILLIAM J. BIPPUS, President and
                                          Chief Executive Officer

                                   CONSULTANT

                                   BY__________________________________________

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                                  SCHEDULE "A"

      "Services" include, but are not limited to, the following:

A. Langley Downey will produce, direct, and distribute to Network One and other cable television, television and other media sources a ten minute Invest America Interview for the period 9/1/97 to 9/30/97 scheduled for a minimum of 10 different televised showings.

B. Langley Downey will produce, direct, and distribute a minimum of fifteen advertising spots of approximately 30 second durations during the period 9/1/97 to 9/30/97.

C. Langley Downey will distribute a 10 minute Invest America Interview to United Airlines Teletalk Network for airing during the period 11/1/97 to 12/31/97.

D. Langley Downey will provide additional distribution of program and public relations materials as mutually agreed by ARXA and Langley Downey.

E. Langley Downey will provide additional Public Relations as mutually agreed by ARXA and Langley Downey.

F. Langley Downey will provide ARXA with a copy of any and all filmed interviews, commercials and other materials involving ARXA. ARXA may use these materials in its public relations efforts.

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